UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2008

WESTERN IOWA ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51965	41-2143913
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 S. Center Street P.O. Box 399 Wall Lake, Iowa	51466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (712) 664-2173

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Registrant is a party to a certain Master Loan Agreement with Farm Credit Services of America, FLCA (“Farm Credit”), dated June 6, 2005 with CoBank, ACB (“CoBank”) as administrative agent under the Master Loan Agreement.

On June 5, 2008, the Registrant and Farm Credit entered into a certain Amendment to the Master Loan Agreement (the “Amendment”). Under the terms of the Amendment, the Registrant agreed to an additional negative covenant prohibiting the Registrant from distributing any profits to the Registrant’s unit holders, even for tax purposes, unless the proposed distribution is agreed to in writing by the administrative agent. Prior to the Amendment, the Master Loan Agreement allowed the Registrant to make a distribution of up to 40 percent of the net profits of the Registrant in any fiscal year or make a distribution of greater than 40 percent of net profits if the Registrant made a free cash flow payment under the Master Loan Agreement.

      This Report on Form 8-K is being furnished pursuant to Item 1.01, Entry into a Material Definitive Agreement. The above description is qualified in its entirety by the full text of the Amendment, provided herewith as Exhibit 10.

Exhibit No.	Description
10	Amendment to the Master Loan Agreement dated June 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN IOWA ENERGY, LLC

February 12, 2009

/s/ William J. Horan

Date

Willliam J. Horan, President